UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 3, 2016

(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.

(Exact name of registrant as specified in its charter)

Canada	1-10351	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 500, 122 - 1st Avenue South

Saskatoon, Saskatchewan, Canada S7K 7G3

(Address of principal executive offices, including zip code)

306 / 933-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On November 3, 2016, Potash Corporation of Saskatchewan Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”) to vote on the special resolution, to approve a plan of arrangement under section 192 of the Canada Business Corporations Act, involving, among others, the Company, shareholders of the Company, Agrium Inc. (“Agrium”), shareholders of Agrium and a newly-incorporated parent entity to be formed to manage and hold the combined businesses of the Company and Agrium (the “Arrangement”).

As of the close of business on September 22, 2016, the record date for the Special Meeting, there were 839,643,474 common shares of the Company outstanding and entitled to vote at the Special Meeting. At the Special Meeting, a total of 494,102,819 of the Company’s common shares were present in person or by proxy, constituting a quorum to conduct business.

The Arrangement was approved by the requisite vote of the Company’s shareholders, with 99.35% of the Company’s common shares voted at the Special Meeting cast in favor of the Arrangement. The final voting result is described below.

FOR	AGAINST
490,900,670	3,202,149

On November 3, 2016, the Company issued a press release announcing the result of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

For more information regarding the Arrangement, see the joint information circular of the Company and Agrium filed with the U.S. Securities and Exchange Commission and Canadian securities regulators on October 6, 2016.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Exhibit Description

99.1	Press Release, dated November 3, 2016, published by Potash Corporation of Saskatchewan Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.

By:	/s/ Robert A. Kirkpatrick
Name:	Robert A. Kirkpatrick
Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Dated: November 3, 2016

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

99.1	Press Release, dated November 3, 2016, published by Potash Corporation of Saskatchewan Inc.